UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 12, 2006

Date of Report (Date of earliest event reported)

Avantogen Oncology, Inc.

(Exact name of registrant as specified in its charter)

Nevada	33-55254-28	87-0438641
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2121 Avenue of the Stars, Suite 2550, Los Angeles, California 90067

(Address of Principal Executive Offices) (Zip Code)

310-553-5533

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement.

On October 12, 2006, registrant entered into a Loan Agreement with Chopin Opus One, L.P., a Cayman Islands limited partnership (“Chopin”). The General Partner of Chopin is Chopin Holdings, Ltd., whose Managing Director is Dr. Richard Opara, the Chairman of registrant’s Board of Directors and Chairman of Avantogen Limited, registrant’s principal shareholder. Pursuant to the Loan Agreement, Chopin agreed to lend registrant $1 Million (the “Loan”). The Loan, which is evidenced by registrant’s Secured Promissory Note dated October 12, 2006 (the “Note”), bears interest at the rate of ten percent (10%) per annum and is due December 31, 2006. The Note is secured by a first priority security interest on all of registrant’s assets pursuant to a Security Agreement dated October 12, 2006 by and between registrant and Chopin (the “Security Agreement”).

As an inducement to Chopin to provide the Loan, registrant issued to Chopin warrants (the “Warrants”) to purchase 1,000,000 shares of registrant’s Common Stock (the “Shares”) at an exercise price of $0.60 per share (equal to 120% of the average of the closing prices of the Shares on days that Shares traded during the thirty (30) day period prior to October 12, 2006). The Warrants are exercisable in whole or in part at any time or from time to time on or after December 31, 2006 and until October 12, 2011 and are subject to anti-dilution protection if registrant issues any additional Shares during the six (6) month period after the issuance of the Warrants for a consideration per share less than the exercise price of the Warrants (other than Shares issued or issuable to employees, directors and consultants under Board approved stock option, restricted stock or other compensation plans and other than shares issued or issuable pursuant to securities outstanding on the date of the Warrants). The Warrants were issued pursuant to the exemption from registration afforded by Section 4(2) of the Securities Act of 1933 as a transaction by an issuer not involving any public offering.

The Loan Agreement, the Note, the Security Agreement and the Warrants are filed as Exhibits 10.1, 10.2, 10.3 and 10.4 to this Form 8-K and are incorporated into this Item 1.01 by reference. The foregoing descriptions of the Loan Agreement, the Note, the Security Agreement and the Warrants do not purport to be complete and are qualified in their entirety by reference to the full text of such documents.

Section 2 – Financial Information

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 is incorporated into Item 2.03 by reference.

Section 3 – Securities and Trading Markets

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth above in Item 1.01 is incorporated into Item 3.02 by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed with this report:

10.1	Loan Agreement dated October 12, 2006 between Avantogen Oncology, Inc. and Chopin Opus One, L.P.

10.2	Secured Promissory Note dated October 12, 2006 from Avantogen Oncology, Inc. to Chopin Opus One, L.P.

10.3	Security Agreement dated October 12, 2006 between Avantogen Oncology, Inc. and Chopin Opus One, L.P.

10.4	Warrants dated October 12, 2006 from Avantogen Oncology, Inc. to Chopin Opus One, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Avantogen Oncology, Inc.

By:	/s/ Christopher Nowers
Christopher Nowers
Chief Executive Officer

Date: October 18, 2006

EXHIBIT INDEX

10.1	Loan Agreement dated October 12, 2006 between Avantogen Oncology, Inc. and Chopin Opus One, L.P.

10.2	Secured Promissory Note dated October 12, 2006 from Avantogen Oncology, Inc. to Chopin Opus One, L.P.

10.3	Security Agreement dated October 12, 2006 between Avantogen Oncology, Inc. and Chopin Opus One, L.P.

10.4	Warrants dated October 12, 2006 from Avantogen Oncology, Inc. to Chopin Opus One, L.P.